CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

As independent auditors, we hereby consent to the inclusion by reference in this Form S-8 our report relating to the financial statements of Monogram Pictures, Inc. for the years ended December 31, 1999 and 1998, and any amendments thereto. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

CLANCY AND CO., P.L.L.C.
Certified Public Accountants
March 7, 2001